Exhibit 10.9

INDEMNITY AGREEMENT

INDEMNITY AGREEMENT, dated as of [•], 2005 (as amended, modified or supplemented from time to time, this “Agreement”), made among OSG International, Inc., a company incorporated in the Marshall Islands (“OIN”), Overseas Shipholding Group, Inc. a Delaware corporation (“OSG”), Regal Unity Tanker Corporation, a company incorporated in the Marshall Islands (“RUT Corp”) and Rebecca Tanker Corporation, a company incorporated in the Marshall Islands (“RT Corp”).

RECITALS

WHEREAS, each of RUT Corp and RT Corp and certain subsidiaries of OIN are entering into Memoranda of Agreement on the date hereof (each, an “MOA”) pursuant to which the subsidiaries of OIN will sell and each of RUT Corp and RT Corp will purchase the vessels Regal Unity and Rebecca, respectively (the “Vessels”);

WHEREAS, in order to induce each of RUT Corp and RT Corp to purchase the applicable Vessel, OIN desires to execute this Agreement to indemnify each of RUT Corp and RT Corp for certain conditions that exist with respect to the Vessels that they are purchasing;

WHEREAS, in order to induce each of RUT Corp and RT Corp to purchase the applicable Vessel, OSG desires to guarantee the payment obligations of its wholly owned subsidiary, OIN, under this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Indemnification.  OIN shall indemnify and hold harmless each of RUT Corp and RT Corp against all liability and loss suffered, and expenses (including attorney’s fees) actually and reasonably incurred, by RUT Corp or RT Corp in connection with, in the case of RUT Corp, any losses suffered by RUT Corp directly resulting from the Regal Unity Recommendation and, in the case of RT Corp, any losses suffered by RT Corp directly resulting from the Rebecca Recommendation, as defined on Exhibits A and B hereto, respectively, including but not limited to:

(a)  the cost of making any repairs to the Regal Unity that directly result from the Regal Unity Recommendation or to the Rebecca that directly result from the Rebecca Recommendation;

(b)  the cost of any drydocking that is required as a direct result of the Regal Unity Recommendation or the Rebecca Recommendation;

(c)  any loss of hire that directly results from the Regal Unity Recommendation or the Rebecca Recommendation; and

(d)  any damages from any action, suit or claim that directly results from the Regal Unity Recommendation or the Rebecca Recommendation.

Section 2.  Guarantee.  OSG hereby irrevocably, unconditionally and absolutely severally guarantees to each of RUT Corp and RT Corp the due and punctual payment of all obligations and liabilities owing by OIN under Section 1 hereto (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”).  In case of failure of OIN punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, OSG shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by OIN.  OSG also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by RUT Corp or RT Corp in enforcing its rights under this Agreement provided that RUT Corp or RT Corp, as the case may be, is successful in enforcing its rights hereunder.

Section 3.  Nature of Guaranteed Obligations.  (a)  OSG hereby agrees that the guaranty specified in Section 2 is a guaranty of payment and performance and not of collection only.

Any and all payments by OSG under the guaranteed obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law.  If OSG shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit RUT Corp or RT Corp, to the extent the amount to be received from OSG after such withholding is less than the amount that would have been received from RUT Corp or RT Corp, as the case may be, OSG shall pay to the RUT Corp or RT Corp, as the case may be, such additional amount as shall be necessary to enable such party to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.

Section 4.  Insolvency.  The guaranty contained in Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the guaranteed obligations is rescinded or must otherwise be restored or returned by RUT Corp or RT Corp, as the case may be, upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of any OIN or OSG, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to OIN or OSG or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Agreement.

Section 5.  Representations and Warranties of OIN and OSG.  OIN and OSG each hereby represents and warrant that this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of each of it, enforceable against it in accordance with its terms.

Section 6.  Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.  Governing Law.  This Agreement shall be construed, performed and enforced in accordance with the same laws and in the same manner as is set forth in the applicable Charter.

Section 8.  Counterparts.  This Agreement may be executed by the parties hereto in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.  Assignment; Binding Effect.  This Agreement shall be binding upon the parties hereto and their successors, permitted assigns and legal representatives and shall inure to the benefit of each of RUT Corp and RT Corp and their successors, permitted assigns and legal representatives.  This Agreement and any rights of any party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other parties (which consent may be withheld at the sole discretion of such other parties), provided that each of RUT Corp and RT Corp may assign its rights hereunder as security to its lenders.  Any assignment in violation of this Section 9 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.

Section 10.  No Third-Party Beneficiaries.  Nothing in this Agreement will confer any rights or benefits upon any person or entity other than as set forth in Section 9.

Section 11.  Negotiated Agreement.  This Agreement has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.

Section 12.  Severability.  If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

IN WITNESS WHEREOF, this Agreement has been executed on its behalf by duly authorized officers of each party on the date first above written.

OSG INTERNATIONAL, INC.,

by

OVERSEAS SHIPHOLDING GROUP, INC.,

by

REGAL UNITY TANKER CORPORATION,

by

REBECCA TANKER CORPORATION,

by

EXHIBIT A

EXHIBIT B